Exhibit 99

TI reports 1Q14 financial results and shareholder returns

Conference call on TI website at 4:30 p.m. Central time today

www.ti.com/ir

DALLAS (April 23, 2014) – Texas Instruments Incorporated (TI) (NASDAQ: TXN) today reported first-quarter revenue of $2.98 billion, net income of $487 million and earnings per share of 44 cents.  Results include a gain of $37 million, which was not included in the company’s prior outlook and increased earnings by 2 cents per share, for sales of a site and other assets associated with previously announced restructuring actions.

Regarding the company’s performance and returns to shareholders, Rich Templeton, TI’s chairman, president and CEO, made the following comments:

•	“Revenue and earnings for the quarter were in the upper half of the range we expected and marked a good start to the year.

•	“We delivered 3 percent year-over-year revenue growth, or 11 percent when legacy wireless revenue is excluded. Analog and Embedded Processing comprised 84 percent of first-quarter revenue.

•	“Gross margin of 53.9 percent remained strong and reflects the quality of our Analog and Embedded Processing portfolio and the efficiency of our manufacturing strategy.

•
“Our business model continues to generate strong cash flow from operations.  Free cash flow for the trailing twelve-month period was up 8 percent to $3.1 billion, or 25 percent of revenue.  This is consistent with our target of 20-30 percent, which we increased in the first quarter from our prior target of 20-25 percent.

•
“We returned $4.2 billion to shareholders in the past twelve months through dividends paid and stock repurchases.  Our strategy to return to shareholders all free cash flow not needed for debt repayment, and to return proceeds from exercises of equity compensation, reflects our confidence in the long-term sustainability of our business model.  In the past twelve months, we returned 99 percent of this targeted amount.

•
“Our balance sheet remains strong, with $4.0 billion of cash and short-term investments at the end of the quarter, 84 percent of which was owned by the company’s U.S. entities.  Inventory days were 112, consistent with our model of 105-115 days.

•
“TI’s outlook for the second quarter of 2014 is for revenue in the range of $3.14 billion to $3.40 billion and earnings per share between $0.55 and $0.63.  The midpoint of the revenue range would represent 7 percent year-over-year growth, or 13 percent excluding legacy wireless revenue.  The annual effective tax rate for 2014 is expected to be about 28 percent, up from our prior estimate of about 27 percent.”

Revenue excluding legacy wireless and free cash flow are non-GAAP financial measures.  Free cash flow is Cash flow from operations less Capital expenditures.

Earnings summary

Amounts are in millions of dollars, except per-share amounts.

	1Q14	1Q13	Change
Revenue	$2,983	$2,885	3%
Operating profit	$690	$395	75%
Net income	$487	$362	35%
Earnings per share	$.44	$.32	38%

Cash generation

Amounts are in millions of dollars.

		Trailing 12 Months
	1Q14	1Q14	1Q13	Change
Cash flow from operations	$462	$3,486	$3,324	5%
Capital expenditures	$77	$405	$476	-15%
Free cash flow	$385	$3,081	$2,848	8%
Free cash flow % of revenue	13%	25%	23%

Capital expenditures for the past twelve months were 3 percent of revenue.

Cash return

Amounts are in millions of dollars.

		Trailing 12 Months
	1Q14	1Q14	1Q13	Change
Dividends paid	$325	$1,268	$856	48%
Stock repurchases	$720	$2,909	$2,179	34%
Total cash returned	$1,045	$4,177	$3,035	38%

Total cash returned over the past twelve months was 99 percent of the company’s targeted cash return model (free cash flow minus net debt retirement plus proceeds from exercises of equity compensation).

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Income
(Millions of dollars, except share and per-share amounts)

	For Three Months Ended Mar. 31,
	2014	2013

Revenue	$2,983	$2,885
Cost of revenue	1,376	1,511
Gross profit	1,607	1,374
Research and development (R&D)	366	419
Selling, general and administrative (SG&A)	479	459
Acquisition charges	83	86
Restructuring charges/other	(11)	15
Operating profit	690	395
Other income (expense), net	6	2
Interest and debt expense	25	23
Income before income taxes	671	374
Provision for income taxes	184	12
Net income	$487	$362

Earnings per common share:
Basic	$.44	$.32
Diluted	$.44	$.32

Average shares outstanding (millions):
Basic	1,081	1,107
Diluted	1,096	1,123

Cash dividends declared per share of common stock	$.30	$.21

Percentage of revenue:
Gross profit	53.9%	47.6%
R&D	12.3%	14.5%
SG&A	16.1%	15.9%
Operating profit	23.1%	13.7%

As required by accounting rule ASC 260, net income allocated to unvested restricted stock units (RSUs), on which we pay dividend equivalents, is excluded from the calculation of EPS.  $7 million is excluded for both the quarters ending March 31, 2014 and 2013.

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
Consolidated Balance Sheets
(Millions of dollars, except share amounts)

	Mar. 31, 2014	Mar. 31, 2013
Assets
Current assets:
Cash and cash equivalents	$1,565	$1,393
Short-term investments	2,467	2,469
Accounts receivable, net of allowances of ($23) and ($26)	1,355	1,333
Raw materials	95	99
Work in process	898	930
Finished goods	721	671
Inventories	1,714	1,700
Deferred income taxes	383	469
Prepaid expenses and other current assets	876	841
Total current assets	8,360	8,205
Property, plant and equipment at cost	6,426	6,773
Accumulated depreciation	(3,247)	(3,034)
Property, plant and equipment, net	3,179	3,739
Long-term investments	212	204
Goodwill, net	4,362	4,362
Acquisition-related intangibles, net	2,142	2,473
Deferred income taxes	200	264
Capitalized software licenses, net	111	169
Overfunded retirement plans	129	62
Other assets	240	223
Total assets	$18,935	$19,701

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$1,000	$1,500
Accounts payable	405	440
Accrued compensation	364	365
Income taxes payable	101	109
Deferred income taxes	1	2
Accrued expenses and other liabilities	600	694
Total current liabilities	2,471	3,110
Long-term debt	4,652	4,183
Underfunded retirement plans	218	258
Deferred income taxes	536	598
Deferred credits and other liabilities	438	600
Total liabilities	8,315	8,749
Stockholders’ equity:
Preferred stock, $25 par value. Authorized – 10,000,000 shares. Participating cumulative preferred. None issued.	--	--
Common stock, $1 par value. Authorized – 2,400,000,000 shares. Shares issued – 1,740,815,939	1,741	1,741
Paid-in capital	1,181	1,049
Retained earnings	28,331	27,330
Treasury common stock at cost. Shares: Mar. 31, 2014 – 661,464,745; Mar. 31, 2013 – 631,661,551	(20,113)	(18,518)
Accumulated other comprehensive income (loss), net of taxes	(520)	(650)
Total stockholders’ equity	10,620	10,952
Total liabilities and stockholders’ equity	$18,935	$19,701

Certain amounts in the prior period's financial statement have been reclassified to conform to the current presentation.

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Millions of dollars)

	For Three Months Ended Mar. 31,
	2014	2013
Cash flows from operating activities:
Net income	$487	$362
Adjustments to net income:
Depreciation	213	228
Amortization of acquisition-related intangibles	81	85
Amortization of capitalized software	16	32
Stock-based compensation	78	75
Gain on sales of assets	(37)	(3)
Deferred income taxes	--	26
Increase (decrease) from changes in:
Accounts receivable	(149)	(112)
Inventories	17	57
Prepaid expenses and other current assets	(29)	10
Accounts payable and accrued expenses	(117)	(244)
Accrued compensation	(189)	(154)
Income taxes payable	80	29
Changes in funded status of retirement plans	22	29
Other	(11)	(60)
Cash flows from operating activities	462	360

Cash flows from investing activities:
Capital expenditures	(77)	(84)
Proceeds from asset sales	37	18
Purchases of short-term investments	(1,051)	(536)
Proceeds from short-term investments	785	615
Other	1	9
Cash flows from investing activities	(305)	22

Cash flows from financing activities:
Proceeds from issuance of long-term debt	498	--
Dividends paid	(325)	(232)
Stock repurchases	(720)	(679)
Proceeds from common stock transactions	283	454
Excess tax benefit from share-based payments	49	52
Other	(4)	--
Cash flows from financing activities	(219)	(405)
Net change in Cash and cash equivalents	(62)	(23)
Cash and cash equivalents, beginning of period	1,627	1,416
Cash and cash equivalents, end of period	$1,565	$1,393

Certain amounts in the prior period's financial statement have been reclassified to conform to the current presentation.

1Q14 segment results

	1Q14	1Q13	Change
Analog:
Revenue	$1,837	$1,648	11%
Operating profit	$498	$300	66%
Embedded Processing:
Revenue	$656	$561	17%
Operating profit	$52	$7	643%

Other:
Revenue	$490	$676	-28%
Operating profit*	$140	$88	59%
*Includes Acquisition charges and Restructuring charges/other.

Analog:  (includes High Volume Analog & Logic, Power Management, High Performance Analog and Silicon Valley Analog)
•
Compared with the year-ago quarter, revenue increased in all product lines.  Power Management and High Performance Analog grew about equally, followed by Silicon Valley Analog and High Volume Analog & Logic.

•	Operating profit increased from a year ago primarily due to higher revenue and associated gross profit.

Embedded Processing:  (includes Processors, Microcontrollers and Connectivity)
•	Compared with the year-ago quarter, revenue increased in all product lines. Microcontrollers grew the most, followed by Processors and Connectivity.
•	Operating profit increased from a year ago due to higher revenue and associated gross profit.

Other:  (includes DLP® products, custom ASIC products, calculators, royalties and legacy wireless products)
•	Compared with the year-ago quarter, revenue declined due to legacy wireless products.
•
Operating profit increased from a year ago due to lower operating expenses, as well as lower restructuring charges/other.  These were partially offset by lower gross profit.  Restructuring charges/other in the quarter benefited from sales of a site and other assets.

Non-GAAP financial information

Revenue excluding legacy wireless:

This release includes references to TI’s revenue and revenue outlook excluding legacy wireless products.  The company believes these measures, which were not prepared in accordance with generally accepted accounting principles in the United States (GAAP), provide investors with insight into TI’s underlying business results and are supplemental to the comparable GAAP measure.  Reconciliation to the most directly comparable GAAP-based measure is provided in the tables below.

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
(Millions of dollars)
	For Three Months Ended
	Mar. 31, 2014	Mar. 31, 2013	Change

Revenue (GAAP)	$2,983	$2,885	3%
Legacy wireless revenue	(8)	(210)
TI Revenue less legacy wireless revenue (non-GAAP)	$2,975	$2,675	11%

	For Three Months Ended
	Jun. 30, 2014 (Expected)*	Jun. 30, 2013	Change

Revenue (GAAP)	$3,270	$3,047	7%
Legacy wireless revenue	n/a	(148)
TI Revenue less legacy wireless revenue (non-GAAP)	$3,270	$2,899	13%
*Represents the average of the low point and the high point of the revenue guidance of $3.14 billion – $3.40 billion provided in this release.
Free cash flow and associated ratios:

This release also includes references to free cash flow and various ratios based on that measure.  These are financial measures that were not prepared in accordance with GAAP.  Free cash flow was calculated by subtracting Capital expenditures from the most directly comparable GAAP measure, Cash flow from operating activities (also referred to as Cash flow from operations). The various ratios in the release compare free cash flow to the following GAAP measures: Revenue, Dividends paid and Stock repurchases.

The company believes these non-GAAP measures provide insight into its liquidity, its cash-generating capability and the amount of cash potentially available to return to investors, as well as insight into its financial performance.  These non-GAAP measures are supplemental to the comparable GAAP measures.

Reconciliation to the most directly comparable GAAP-based measures is provided in the tables below.

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
 (Millions of dollars)

Free cash flow:

	For Three Months Ended Mar. 31, 2014	For Twelve Months Ended Mar. 31, 2014	For Twelve Months Ended Mar. 31, 2013	Change

Revenue	$2,983	$12,302	$12,589

Cash flow from operations (GAAP)	$462	$3,486	$3,324	5%
Capital expenditures	(77)	(405)	(476)
Free cash flow (non-GAAP)	$385	$3,081	$2,848	8%

Cash flow from operations as a percent of revenue (GAAP)	15%	28%	26%
Free cash flow as a percent of revenue (non-GAAP)	13%	25%	23%

Total cash returned to shareholders as a percentage of targeted cash return:

		For Twelve Months Ended Mar. 31, 2014

Dividends paid		$1,268
Stock repurchases		2,909
Total cash returned to shareholders		$4,177

Free cash flow (non-GAAP)		$3,081
Proceeds from issuance of long-term debt	$1,484
Repayment of debt	(1,500)
Net debt retirement		$(16)
Proceeds from common stock transactions		1,143
Targeted cash return to shareholders (non-GAAP)		$4,208

Total cash returned to shareholders as a percentage of targeted cash return to shareholders (non-GAAP)		99%

###

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import.  Similarly, statements herein that describe TI’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or its management:

•	Market demand for semiconductors, particularly in markets such as personal electronics, especially the mobile phone sector, and industrial;
•
TI’s ability to maintain or improve profit margins, including its ability to utilize its manufacturing facilities at sufficient levels to cover its fixed operating costs, in an intensely competitive and cyclical industry;

•	TI’s ability to develop, manufacture and market innovative products in a rapidly changing technological environment;
•	TI’s ability to compete in products and prices in an intensely competitive industry;
•	TI’s ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;
•	Expiration of license agreements between TI and its patent licensees, and market conditions reducing royalty payments to TI;
•
Violations of or changes in the complex laws, regulations and policies to which our global operations are subject, and economic, social and political conditions in the countries in which TI, its customers or its suppliers operate, including security risks, health conditions, possible disruptions in transportation, communications and information technology networks and fluctuations in foreign currency exchange rates;

•	Natural events such as severe weather and earthquakes in the locations in which TI, its customers or its suppliers operate;
•	Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•
Changes in the tax rate applicable to TI as the result of changes in tax law, the jurisdictions in which profits are determined to be earned and taxed, the outcome of tax audits and the ability to realize deferred tax assets;

•
Changes in laws and regulations to which TI or its suppliers are or may become subject, such as those imposing fees or reporting or substitution costs relating to the discharge of emissions into the environment or the use of certain raw materials in our manufacturing processes;

•	Losses or curtailments of purchases from key customers and the timing and amount of distributor and other customer inventory adjustments;
•	Financial difficulties of our distributors or their promotion of competing product lines to TI’s detriment;
•	A loss suffered by a customer or distributor of TI with respect to TI-consigned inventory;
•	Customer demand that differs from our forecasts;
•	The financial impact of inadequate or excess TI inventory that results from demand that differs from projections;
•	Impairments of our non-financial assets;
•	Product liability or warranty claims, claims based on epidemic or delivery failure or recalls by TI customers for a product containing a TI part;
•	TI’s ability to recruit and retain skilled personnel;
•	Timely implementation of new manufacturing technologies and installation of manufacturing equipment, and the ability to obtain needed third-party foundry and assembly/test subcontract services;
•	TI’s obligation to make principal and interest payments on its debt;
•
TI’s ability to successfully integrate and realize opportunities for growth from acquisitions, and our ability to realize our expectations regarding the amount and timing of restructuring charges and associated cost savings; and

•	Breaches of our information technology systems.

For a more detailed discussion of these factors, see the Risk Factors discussion in Item 1A of TI’s Form 10-K for the year ended December 31, 2013.  The forward-looking statements included in this release are made only as of the date of this release, and TI undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

About Texas Instruments

Texas Instruments Incorporated (TI) is a global semiconductor design and manufacturing company that develops analog ICs and embedded processors.  By employing the world’s brightest minds, TI creates innovations that shape the future of technology.  TI is helping more than 100,000 customers transform the future, today.  Learn more at www.ti.com.

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